Exhibit 99.1

Ocean Power Technologies Ships PB3 PowerBuoy™ to Eni S.p.A for Deployment in Adriatic Sea

Shipment Marks Company’s First Deployment into the Oil & Gas Market

Monroe Township, N.J., August 20, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that the Company has successfully shipped its PB3 PowerBuoy™ to Ravenna, Italy for Eni S.p.A.’s (“Eni”) deployment and use in its subsea operations. OPT will also provide to Eni deployment support, remote data collection and monitoring. Since signing in March 2018, OPT and Eni have attained several key milestones such as payload integration and testing of buoy systems.

George H. Kirby, President and Chief Executive Officer of OPT, said, “This shipment marks an important milestone for our company and in our partnership with Eni. This partnership represents OPT’s first commercial agreement and deployment in the oil and gas market and in Italy and the Adriatic Sea, and we look forward to working with Eni to further develop this new application. We believe the shipment to Eni creates opportunities for additional applications related to subsea charging for applications such as underwater unmanned vehicles, well monitoring and decommissioning in the oil and gas industry.”

The OPT PowerBuoy™ will be deployed in the Adriatic Sea to advance Eni’s Clean Sea initiative using AUVs. The PowerBuoy™ will be used to demonstrate subsea battery charging and is intended for stand-alone charging and communications for long-term remote operation of AUVs. At the conclusion of the initial 18-month lease, and upon meeting technical metrics, Eni will have the option to either extend the lease for an additional 18 months or purchase the PB3 PowerBuoy™.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About Eni

Eni is an integrated energy company employing more than 33,000 people in 73 countries in the world. Eni engages in oil and natural gas exploration, field development and production, as well as in the supply, trading and shipping of natural gas, LNG, electricity and fuels and has consistently ranked among the top 100 on the Fortune Global 500 list of the world’s largest companies by revenue.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Jackie Marcus or Steve Calk

Email: OPTT@alpha-ir.com

Phone: 312-445-2870

Ocean Power Technologies, Inc.